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AMERIANA NEWS RELEASE


                       [AMERIANA BANCORP LETTERHEAD]

                                 Contact:  Jerome J. Gassen
                                           President and Chief Executive Officer
                                           (765) 529-2230


          AMERIANA GRANTS REMAINING OPTIONS UNDER ITS 1996 STOCK OPTION
            AND INCENTIVE PLAN; ACCELERATES VESTING OF STOCK OPTIONS


NEW CASTLE, Ind. (December 30, 2005) - Ameriana Bancorp (NASDAQ National Market:
ASBI), today announced that its Board of Directors has granted 67,250 stock options, representing the remaining options to purchase shares of the Company's common stock under the Company's 1996 Stock Option and Incentive Plan. The options, which are immediately exercisable, were granted to the directors and officers of the Company and its wholly owned subsidiary, Ameriana Bank and Trust (the "Bank").

         Additionally, the Board has accelerated the vesting of all 50,000 outstanding unvested stock options under that plan. As a result of the accelerated vesting, these stock options, which otherwise would have vested from time to time through August 2009, became immediately exercisable effective December 29, 2005. The acceleration affected options held by employees of the Company and the Bank, including 28,500 options held by executive officers.

         All of the 50,000 stock options for which vesting will be accelerated are "underwater," meaning that the current market price of the Company's common stock exceeded the exercise price of the options. The Company will not incur a charge in the fourth quarter of 2005 in connection with the acceleration.

         The acceleration of vesting eliminates compensation expense that the Company would otherwise be required to recognize with respect to these unvested stock options upon adopting Financial Accounting Standards Board Statement No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"). Adoption of SFAS 123R is required on or before January 1, 2006, and will require that compensation expense associated with stock options unvested at December 31, 2005 be recognized in the Company's consolidated statement of operations over the remaining vesting period of the options. It is anticipated that the accelerated vesting of these options will eliminate potential pre-tax compensation expense in future periods of approximately $23,000.

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ASBI Grants Options, Accelerates Vesting
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December 30, 2005

         The Company will disclose the pro forma effect of accelerated stock options in its annual report on Form 10-K for 2005 in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation."

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust SB also offers trust and investment management services. The Bank has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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